LCI INDUSTRIES LCI Industries Investor Presentation August 2020 1

LCI INDUSTRIES Forward-Looking Statements This presentation contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, the impact of legal proceedings, and other matters. Statements in this presentation that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties. Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, financial condition, liquidity, consumer demand, integration of acquisitions, R&D investments, and resumption or suspension of normal operations, whenever they occur in this presentation are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this presentation, the impacts of COVID-19, or other future pandemics, on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company’s subsequent filings with the Securities and Exchange Commission. Readers of this presentation are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. This presentation includes certain non-GAAP financial measures, such as adjusted diluted earnings per share, EBITDA, adjusted EBITDA, net debt to EBITDA leverage, and free cash flow. These non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in the Appendix to this presentation. This presentation also includes certain forward-looking non-GAAP financial measures, such as forward-looking targets for net debt to EBITDA leverage. The Company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because the Company is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. 2

LCI INDUSTRIES Operational and Industry Update Taking steps to ensure the safety of team members while meeting increased demand brought on by COVID-19 Health and Safety Measures Resuming Production Increased Retail Demand ◦ Implemented heightened health and safety ◦ Production across all facilities restarted by ◦ Increased demand for RVs and outdoor measures at all open sites, including May 4 recreational products as consumers sought increased cleaning and sanitation ◦ Quickly and effectively shut down and safe alternatives to travel vacations and processes and utilizing reduced staff restarted production to exceed pre-COVID getaways ▪ Screening team members for production levels to meet record demand ◦ Recent RVIA survey reported that 46 potential symptoms for product million Americans said they'll likely take an ▪ Extensive and frequent disinfecting ▪ Plants have been operating at pre- RV road trip over the next 12 months of workspaces COVID levels since late May ◦ Retail demand recovered rapidly, with two ▪ Social distancing restrictions to ◦ Efficient in managing our supply chain and biggest revenue months in company production personnel manufacturing, delivering quality products history in June and July ▪ Providing masks to each team to customers with minimal disruption and ▪ June RV sales up 17% YoY member gaining market share ▪ July 2020 RV sales up over 53% ◦ Established a temporary emergency fund YoY for team members ◦ June and July run rates would place us at ◦ Donated PPE equipment to local an all-time high output rate for 2020 communities and manufactured approximately 60,000 face shields for front-line workers in Italy 3

LCI INDUSTRIES LCI at a Glance A leading supplier of highly engineered Second Quarter 2020 components primarily to the OEMs of recreational Key Metrics vehicles, buses, trailers, trucks, boats, trains, manufactured housing, and their related aftermarkets. $525.8M $0.54 IN NET SALES ADJUSTED EPS* 4% $45.6M OPERATING MARGIN ADJUSTED EBITDA* 4 * See the Appendix to this presentation for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

LCI INDUSTRIES Investment Case Leading market share with unmatched depth and breadth of products Strong track record of financial performance Deep culture rooted in innovation, technology, and operational excellence Compelling industry tailwinds, including high-margin growing aftermarket, robust millennial demand, and recent trends in adventure camping Proven strategy to support global expansion and diversification Expansion opportunities leveraging core strengths in attractive adjacent industries Extensive track record of accretive M&A Strong balance sheet and balanced capital deployment strategy Leadership team of 27 senior leaders with over 375 years aggregate experience at LCI 5

LCI INDUSTRIES Business Overview Applicable across a number With 7 core of customer segments competencies LCI serves 3 critical Recreational Metal Fabrication Vehicle customer needs & Welding High Variation / Small batch Marine Short Runs at manufacturing with Lamination Transit & School Scale the benefits of scale Scaled Glass Fabrication Bus Specialized / Products require some Equestrian & High-Variation Engineered level of design / Cut & Sew Cargo Trailers Components engineering Production Power & Motion Heavy & Light Trucking Systems Non-commoditized Mid-Spec Housing and products that meet Requirements Electronics Building Products mid-spec tolerances Other (e.g. Rail and Plastics Forming Industrials) OEMs Aftermarket 6

LCI INDUSTRIES Vision and Values To be a leading supplier for component parts manufacturing in the markets in which we compete • Our passion to win, coupled with a robust growth strategy, drive us to LCI Leadership be a leader in every market we enter • We believe our industry-leading innovation, the quality of our products, and customer relationships will drive sales and profitability • We strive to leverage the manufacturing skill sets and capabilities of our strong and tenured leadership teams, combined with our extensive purchasing expertise, technologies and processes, geographic coverage, and wide-reaching customer base to rapidly grow sales in our targeted channels • We believe our strong cash flows and extensive acquisition knowledge enable us to strategically target companies to drive growth and From left to right: Andrew Namenye - EVP & CLO, Jamie Schnur - Group President - Aftermarket, Nick Fletcher - EVP & Chief HR Officer, Jason Lippert - President & CEO, Brian Hall - EVP & CFO, innovation in addition to overall strategic business diversification Ryan Smith - Group President - N.A., Andy Murray - Chief Sales Officer 7

LCI INDUSTRIES Breadth and Depth of Product Offerings Product Lines Industries • Towable RV Chassis • Steps • RV • Heavy & Light Truck • Furniture • Leveling Systems • Aftermarket • Manufactured Homes • Windows and Windshields • Suspension • Marine • Modular Housing • Entry and Baggage Doors Enhancements • Bus • Cargo • Mattresses • Showers and Sinks • Freight/Fleet • Train • Slide-Out Mechanisms • Electronic components • College/Hospitality • Awnings • Branded towing products • Axles • Truck accessories 8

LCI INDUSTRIES Sales Trend ($M) EBITDA* ($M) 2,476 12% CAGR 2,374 $2,336 11% CAGR 269 266 273 2,148 247 239 1,679 1,403 158 Financial 1,191 128 Performance 2014 2015 2016 2017 2018 2019 LTMQ220 2014 2015 2016 2017 2018 2019 LTMQ220 Diluted EPS, Adjusted in 2017 - 2020 • Q2 2020 net sales down 16%, Free Cash Flow* ($M) driven by RV shipments 211 9% CAGR decreasing 34% over the same $5.76 $5.86 $5.84 16% CAGR period as a result of production $5.20 159 155 $4.40 shutdowns in the beginning of $3.02 the quarter $2.56 65 66 68 37 2014 2015 2016 2017* 2018* 2019 LTMQ220* 2014 2015 2016 2017 2018 2019 LTMQ220 9 * See the Appendix to this presentation for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

LCI INDUSTRIES Culture of Innovation and Technology • R&D expertise and innovation remains a core component of LCI's long-term strategy • Demand for OneControl building as it becomes more frequently requested and adopted amongst customers • Tire pressure management system designed to improve safety measures across RVs poised for launch in Q3 2020 • Established the Technology Division with a newly appointed Chief Technology Officer to further coordinate the focus of the technology developments in our products 10

LCI INDUSTRIES World-Class Operations Driven by a Culture of Caring Our Social Impact Philosophy • Bringing our core values to life through leadership development and the LCI Dream Achiever program • Supporting hundreds of nonprofit organizations by donating our time and talents • Encouraging our team members to support their communities through charitable giving and volunteer work • Integrating social responsibility into every step of our business processes to continue to build a better work environment 11

LCI INDUSTRIES Driving Sustainability Through Eco-Friendly Operations We are committed to the safety of our environment and our communities through conscious resource selection and process improvements that aim to lessen the impact of manufacturing 400 1.0m processes. Tons of toxic chemicals Solar KW hours Current environmental initiatives include: eliminated annually powered each year • Implementation of solar energy at four facilities as a safe and renewable energy alternative • Replacement of harsh, solvent-borne liquid coatings with environmentally-friendly materials in our manufacturing processes 900+ • Use of eco-friendly coating processes on all metal products to reduce smog production, Tons of ABS plastic scraps reground annually creating a healthier environment for our team members • Use of scrap metal, plastic, and cardboard recycling programs within our facilities 12

LCI INDUSTRIES

Expanding Our Growth Potential[1]


Total Net Sales
Current
$2,601
Opportunity
$11,250

Over $11B in growth opportunity through various markets as we continue to diversify


RV Net Sales
Current
$1,374
Opportunity
$1,041
Int'l Net Sales
Current
$146
Opportunity
$1,047
Aftermarket Net Sales
Current
$493
Opportunity,
$5,074
Emerging Net Sales
Current
$420
Opportunity
$3,316
Current
Opportunity
Marine Net Sales
Current
$168
Opportunity
$772

13

[1] Amounts in millions. "Opportunity" amounts represent Management's estimate of the size of the addressable market based on current products as of Q419, excluding the Company's current net sales to those markets. The estimates above have been revised to exclude actual and potential Furrion sales. These graphs include CURT pro forma 2019 net sales of approximately $268 million.

LCI INDUSTRIES Growing End Markets to Reduce Cyclicality 2016 Sales Q220 LTM Sales 2022E Sales North America RV - OEM Adjacent Industries Aftermarket Europe / International Goal is to grow adjacent, aftermarket, and international to be approximately 14 60% of sales by 2022 to reduce cyclical impacts of North American RV industry

LCI INDUSTRIES Positioned to Capitalize on Industry Tailwinds LTMQ220 SALES BY END MARKET RV MARKET SHARE BY AGE 25-34 35-44 45-54 55-64 65-74 75+ N.A. RV International 30% Outdoor recreation North American industry 20% Aftermarket Outdoor Recreation $734Industry billion $734 billion 10% Adjacent Markets * —% 2014 2015 2016 2017 2018 2019 • Millennials continue to fuel growth, making up 31% of the total U.S. population and 37% of all campers • 49% of KOA's polling population intend to increase frequency at which they camp • Vibrant secondary RV market - approximately two-thirds of the over nine million RV owners purchased their RV previously owned • Outdoor Recreation Industry - 22% of GDP, representing a larger industry than agriculture, mining, and utilities 1515 Statistics provided by Kampgrounds of America (“KOA”) in 2019. * Adjacent Markets include marine, bus, rail, freight/fleet, modular housing, and college/hospitality.

LCI INDUSTRIES Industry Trends Strong Recovery in Retail Demand - Record High Revenue and Run Rates in June and July 2020 RV Wholesale/Retail/Inventory Change 200,000 60,000 175,000 40,000 150,000 125,000 20,000 100,000 — 75,000 50,000 (20,000) 25,000 (40,000) — Q117 Q217 Q317 Q417 Q118 Q218 Q318 Q418 Q119 Q219 Q319 Q419 Q120 Q220 Retail Wholesale Inventory Linear (Inventory) 16 Retail provided by Statistical Surveys, Wholesale/RV provided by RVIA, Marine provided by Statistical Surveys, Trucks provided by Bureau of Economic Analysis U.S. Department of Commerce.

LCI INDUSTRIES Recent Acquisitions • Acquired CURT, a leading aftermarket manufacturer of branded towing products and truck accessories • Purchase price of $337M, net of cash acquired, with 2019 sales of approximately $268M • Immediately accretive to growth, profit margins and EPS CURT Group • Advances LCI’s diversification strategy, effectively doubling the size of aftermarket business, giving access to $7.5 billion addressable market in truck and towing aftermarket • Expands and strengthens distribution network • Further mitigates LCI’s exposure to industry cyclicality of RV space • Acquired Polyplastic, a premier window supplier to the caravaning industry headquartered in Polyplastic Rotterdam, Netherlands • Purchase price of $96M, net of cash acquired, with 2019 sales of approximately $65M • Acquired the patent-protected PWR-ARM automatic bimini for the marine industry Schwintek • Purchase price of $45M 17

LCI INDUSTRIES High-Margin, Growing $2,500.0 Aftermarket Segment 15% $2,000.0 • LCI sells over $1.5 billion in RV OEM components annually 10% $1,500.0 • Strong service department established on the supply side • Dealers rely on LCI as a key technical resource to provide a (i n millions) $1,000.0 higher level of satisfaction to customers 5% • Used RV market is estimated to be double the size of the $500.0 new RV market each year $— —% • Higher margins in the Aftermarket Segment 2011 2012 2013 2014 2015 2016 2017 2018 2019 AFT Segment OEM Segment AFT Operating Profit Margin 18

LCI INDUSTRIES Attractive Aftermarket Growth Opportunities • Truck and towing aftermarket is a combined $7.5 billion+ Expansive Distribution Network addressable market, expected to grow further • CURT has a 17-year history of consistent annual sales growth; 5-year sales CAGR of 6% • Enables distribution channel diversification, with significant opportunities in e-commerce Strong Track Record of Revenue and EBITDA Growth CURT Sales CURT EBITDA ($ in millions) ($ in millions) 5-Yr CAGR = 5% 5-Yr CAGR = 8% $268 $238 $248 $254 $210 $230 $37 $32 $36 $35 $35 19 $24 15.0% 11.4% 14.1% 14.8% 13.7% 13.2% EBITDA Margin % 2014 2015 2016 2017 2018 2019 2014 2015 2016 2017 2018 2019

LCI INDUSTRIES CURT Brings Revenue Diversification In-line with LCI’s long-term growth strategy, this transaction effectively doubles the revenues of the aftermarket business and diversifies the business, further mitigating the industry cyclicality of the RV space Increases Aftermarket % of Revenue by total revenues to 19% Market 2019A: $2.34B 2019 Pro Forma: $2.60B 20

LCI INDUSTRIES Global Expansion Opportunity • Europe is second to U.S. in RV unit production (approx. 210,000 units) • Acquired Project 2000 in 2016 - European footprint expanding bed-lifts and steps • Acquired Sessa Klein in 2017 - Train windows • Acquired Metallarte in 2017 - Entry and compartment doors for the caravan market • Acquired global businesses of Taylor Made in 2018 - Entry into European marine and industrial markets • Acquired ST.LA. in 2018 - Expanding bed-lifts and added tanks • Acquired Lavet in 2019 - Expanding European presence • Acquired Lewmar in 2019 - Provides core marine products to build upon in Europe • Acquired Ciesse in 2019 - Railway interior products and systems • Acquired Polyplastic in 2020 - Premier window supplier to the caravaning industry 21

LCI INDUSTRIES Truck Accessories Towing Products 22 22

LCI INDUSTRIES

Track Record

- Over 50 acquisitions in the last 20 years
  - Majority of last 20 acquisitions focused outside of North American RV industry
- Look for:
  - Great leadership
  - Product innovation
  - Consistency with our core manufacturing disciplines
  - Niche markets
  - Favorable competitive landscape
- Typical synergies to improve EBITDA turns 2x
  - Purchasing power
  - Cross-selling opportunities
  - Capital infusion to drive growth

Acqusitions and New Product Offerings			Starting Revenue	2019 Revenue
Company Acquisitions				
Q2 2006	HappiJac	New product offering and bed lift systems for existing RV customers	$15m	$32m
Q3 2008	Seat Tech	RV Furniture and mattresses business acquired and expanded into existing customers	$40m	$217m
Q3 2011	StarQuest	New product offering of windows for a new customer (truck cap and transit buses)	$22m	$31m
Q1 2014	IDS	Electronics and controls offering for RV and other new customer segments	$19m	$43m
Q1 2018	Taylor Made	Boat windshields and industrial glass offering	$150m	$183m
Patent Acquisitions				
Q1 2010	Leveling	Leveraged towable leveling systems patent technology to sell products to existing customers	$1m	$95m
Q1 2010	Schwintek	Leveraged tech to create innovative slide-out mechanisms and sell to existing customers	$5m	$52m
New Product Offering (Organic)				
	Axles	RV axle offering re-engineered for the cargo trailer market	$0m	$158m

23

LCI INDUSTRIES L C I I N D U S T R I E S Financial Overview 24

LCI INDUSTRIES Consolidated Net Sales by Market Q2 2020 Financial Performance (38)% Consolidated Net Sales Operating Margin RV OEM (in thousands) 10.4% $629,068 (23)% $525,765 4.0% Second Quarter 2019 Second Quarter 2020 Second Quarter 2019 Second Quarter 2020 ADJACENT OEM Consolidated Net Income Adjusted EBITDA +109% (in thousands) (in thousands) AFTERMARKET SEGMENT $47,527 $84,323 $13,186 $45,621 Second Quarter 2019 Second Quarter 2020 Second Quarter 2019 Second Quarter 2020 +40% 25 Additional information regarding adjusted EBITDA, as well as reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, is provided in Appendix. INTERNATIONAL MARKETS

LCI INDUSTRIES Consolidated Financials LTM ($ in millions except per 2014 2015 2016 2017 2018 2019 share data) Q220 Net Sales $ 1,191 $ 1,403 $ 1,679 $ 2,148 $ 2,476 $ 2,371 $ 2,336 Operating Profit $ 96 $ 116 $ 201 $ 214 $ 199 $ 200 $ 152 % of sales 8.1% 8.3% 12.0% 10.0% 8.0% 8.4% 6.5 % Net Income $ 62 $ 74 $ 130 $ 133 $ 149 $ 147 $ 106 Diluted EPS $ 2.56 $ 3.02 $ 5.20 $ 5.24 $ 5.83 $ 5.84 $ 4.21 Cash Dividends $ 2.00 $ 2.00 $ 1.40 $ 2.05 $ 2.35 $ 2.55 $ 2.60 (per share) 26

LCI INDUSTRIES OEM Segment LTM Key Drivers $ in millions 2014 2015 2016 2017 2018 2019 Q220 • COVID-19 pandemic caused five week shutdown Sales $ 1,127 $ 1,300 $ 1,548 $ 1,977 $ 2,243 $ 2,092 $ 1,907 starting in late March 2020, negatively impacting Operating $ 89 $ 105 $ 181 $ 190 $ 167 $ 165 $ 117 sales and operating profit for the segment Profit • Following COVID-19 shutdown, retail demand % of Sales 7.9% 8.1% 11.7% 9.6% 7.4% 7.9% 6.1 % rebounded sharply resulting in record sales months in June and July 2020 RV Wholesale Shipments • Adjacent Industries now account for over 30% of OEM segment sales and is growing at a 9% CAGR 600 500 400 Priorities 300 • Diversify further into Adjacent Industries: marine, 200 fleet, train, bus, and heavy truck (i n thousands) 100 • Growth through bolt-on acquisitions 0 2014 2015 2016 2017 2018 2019 2020E 27

LCI INDUSTRIES OEM Content Per Vehicle New Towable RV Content per New Towable RV $3,230 $3,346 $3,371 $2,987 $3,022 $3,106 • Approximately 60% of OEM Segment net sales $2,690 $2,713 $2,816 $2,337 $2,148 are for Travel Trailer and Fifth-Wheel OEMs • 100% market share in existing products, excluding Furrion, would yield an estimated $5,800 per Towable RV, 58% penetration 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q220 New Motorhome RV Content per New Motorhome RV • Approximately 7% of OEM Segment net sales are $2,435 $2,193 $2,287 $2,308 $2,011 for Motorhome OEM's $1,810 $1,602 $1,227 $1,272 • 100% market share in existing products, excluding $669 $705 Furrion, would yield an estimated $6,400 per Motorhome RV, 36% penetrationAt industry production levels for the period ended September 2018,2010 each2011 $10020 12increase2013 in 2014 2015 2016 2017 2018 2019 Q220 28 content adds approximately $43 million in sales for LCII. In August 2019, the Company and Furrion agreed to terminate the agreement effective December 31, 2019, and transition all sale and distribution of Furrion products then handled by the Company to Furrion. Effective January 1, 2020, Furrion is responsible for distributing its products directly to the customer and assumed all responsibilities previously carried out by the Company relating to Furrion products. The content numbers reported above exclude all Furrion product sales from the applicable periods.

LCI INDUSTRIES Aftermarket Segment LTM Key Drivers $ in millions 2014 2015 2016 2017 2018 2019(1) Q220(1) • Robust Aftermarket is estimated to be double the Sales $ 64 $ 103 $ 131 $ 171 $ 233 $ 279 $ 429 size of the new RV market each year with higher Operating margins $ 9 $ 15 $ 20 $ 24 $ 31 $ 35 $ 35 Profit(2) • COVID-19 shutdown in 2020 negatively impacted % of Sales 14.1% 14.6% 15.3% 14.0% 13.3% 12.5% 8.1 % sales and operating profit • CURT acquisition opens up over $7.5 billion of addressable market growth (1) CURT amortization expense did not materially impact 2019, but is estimated to be approximately $9M annually beginning in 2020. (2) June 30, 2020 results include a non-cash charge for inventory fair value step-up of $0.7 million for the second quarter Priorities of 2020 and $6.9 million for the first six months of 2020 related to CURT purchase accounting. • Position LCI as the premier aftermarket supplier and expand supplier/dealer relationships • Growth through bolt-on acquisitions 29

LCI INDUSTRIES Balance Sheet Supports Growth $ in millions 2014 2015 2016 2017 2018 2019 Q220 Cash & Equivalents $ — $ 12 $ 86 $ 26 $ 15 $ 35 $ 62 Accounts Receivable 38 42 57 82 122 200 270 Inventory 132 171 189 275 341 394 329 Other Assets 374 398 455 563 766 1,234 1,357 Total Assets $ 544 $ 623 $ 787 $ 946 $ 1,244 $ 1,863 $ 2,018 Accounts Payable $ 50 $ 30 $ 51 $ 79 $ 78 $ 99 $ 124 Total Debt * 16 50 50 50 294 631 702 Other Liabilities 83 104 136 164 166 332 375 Total Liabilities $ 149 $ 184 $ 237 $ 293 $ 538 $ 1,062 $ 1,201 Total Equity $ 395 $ 439 $ 550 $ 653 $ 706 $ 801 $ 817 30 • Debt increase in 2019 and 2020 due to funding recent acquisitions and liquidity for COVID-19 shutdown.

LCI INDUSTRIES Capital Deployment Strategy Historical Use of Cash Cash Priorities Future Use of Cash Reduce Leverage Repurchases Disciplined Reinvestment to Drive Growth Dividends - 30% Dividends Acquisitions that Align to Strategy and Financial Targets Return Capital to Shareholders Acquisitions Acquisitions - 40% Attractive Dividend Yield Opportunistic Share Repurchases Capex Capex - 30% Target Net Debt / EBITDA Leverage of 1.0x to 1.5x 31

LCI INDUSTRIES Operating Cash Flow ($M) Net Debt / EBITDA* 3.06 269.50 2.68 2.16 156.61 1.05 0.82 155.08 154.50 0.38 0.24 84.91 82.68 0.09 63.26 95.02 -0.10 -0.45 31.54 32.26 -0.63 36.83 2003 2005 2007 2009 2011 2013 2015 2017 2019 2003 2005 2007 2009 2011 2013 2015 2017 2019 32 *See the Appendix to this presentation for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

LCI INDUSTRIES L C I I N D U S T R I E S Appendix 33

LCI INDUSTRIES Reconciliation of Non-GAAP Measures Adjusted EBITDA Last Twelve Three Months Ended June 30, Six Months Ended June 30, Months 2020 2019 2020 2019 June 30, 2020 (In thousands) Net income $ 13,186 $ 47,527 $ 41,400 $ 81,893 $ 106,016 Interest expense, net 3,698 2,099 8,895 4,606 13,085 Provision for income taxes 3,898 16,031 14,753 26,913 32,745 Depreciation and amortization 24,185 18,666 48,799 37,115 87,042 EBITDA 44,967 84,323 113,847 150,527 238,888 Non-cash charge for inventory fair value step-up 654 — 6,898 — 6,898 Adjusted EBITDA $ 45,621 $ 84,323 $ 120,745 $ 150,527 $ 245,786 Adjusted EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of its results from period to period. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense, and other adjustments made in order to present comparable results from period to period, which consisted of the inventory fair value step-up from the acquisition of 34 CURT during the three, six, and twelve months ended June 30, 2020. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

LCI INDUSTRIES Reconciliation of Non-GAAP Measures Adjusted Net Income and Adjusted Diluted Net Income Per Common Share Last Twelve Three Months Ended June 30, Six Months Ended June 30, Months 2020 2019 2020 2019 June 30, 2020 (In thousands, except per share amounts) Net income $ 13,186 $ 47,527 $ 41,400 $ 81,893 $ 106,016 Non-cash charge for inventory fair value step-up 654 — 6,898 — 6,898 Income tax impact of inventory fair value step-up (159) — (1,677) — (1,677) Adjusted net income $ 13,681 $ 47,527 $ 46,621 $ 81,893 $ 111,237 Diluted net income per common share $ 0.52 $ 1.89 $ 1.64 $ 3.28 $ 4.21 Non-cash charge for inventory fair value step-up 0.03 — 0.27 — 0.27 Income tax impact of inventory fair value step-up (0.01) — (0.07) — (0.07) Adjusted diluted net income per common share $ 0.54 $ 1.89 $ 1.84 $ 3.28 $ 4.41 Adjusted net income and adjusted diluted net income per common share are non-GAAP performance measures included to illustrate and improve comparability of its results from period to period. Adjusted net income is defined as net income adjusted for items that impact the comparability of the Company's results from period to period, which consisted of the inventory fair value step-up from the acquisition of CURT and related tax impacts during the three, six, and twelve months ended June 30, 2020. Adjusted diluted net income per common share is defined as net income per common share adjusted for items that impact the comparability of the Company's 35 results from period to period, which consisted of the inventory fair value step-up from the acquisition of CURT and related tax impacts during the three, six, and twelve months ended June 30, 2020. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

LCI INDUSTRIES Reconciliation of Non-GAAP Measures Adjusted Net Income and Adjusted Diluted Earnings per Share Income before Provision for Diluted earnings $ in millions, except per share amounts income taxes income taxes Net income Effective tax rate per share Year ended December 31, 2018 As reported GAAP $ 192.4 $ 43.8 $ 148.6 23% $ 5.83 Impact of TCJA(1) — (0.6) 0.6 (1)% 0.03 Adjusted non-GAAP $ 192.4 $ 43.2 $ 149.2 22% $ 5.86 Year ended December 31, 2017 As reported GAAP $ 212.84 $ 79.96 $ 132.88 38% $ 5.24 Impact of TCJA(1) — (13.2) 13.2 (7)% 0.52 Adjusted non-GAAP $ 212.8 $ 66.8 $ 146.1 31% $ 5.76 (1) The Company recorded one-time non-cash charges related to adjustments to deferred tax amounts from the December 2017 enactment of the Tax Cuts and Jobs Act (“TCJA”). In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the impact of enactment of the TCJA. These items represent significant charges that impacted the Company’s financial results. Net income, diluted earnings per share, and the effective tax rate are all measures for which the Company provides the reported GAAP measure and an adjusted measure. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for these items is meaningful to investors as it provides a useful analysis of underlying operating trends. The determination of these items may not be comparable to similarly titled measures used by other companies. 36

LCI INDUSTRIES

Reconciliation of Non-GAAP Measures

Leverage Ratio (Net Debt to EBITDA)

$ in millions	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	LTM Q220
Long-term indebtedness	$ 24.8	$ 59.3	$ 62.1	$ 46.0	$ 18.4	$ 2.9	$ —	$ —	$ —	$ —	$ —	$ 15.7	$ 50.0	$ 49.9	$ 49.9	$ 293.5	$ 612.9	$ 681.2
Current portion of long-term debt	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0.6	17.9	20.9
Total Debt	24.8	59.3	62.1	46.0	18.4	2.9	—	—	—	—	—	15.7	50.0	49.9	49.9	294.1	630.8	702.1
Less: Cash and cash equivalents	(8.8)	(2.4)	(5.1)	(6.8)	(56.2)	(8.7)	(52.4)	(38.9)	(6.6)	(9.9)	(66.3)	(4.0)	(12.3)	(86.2)	(26.0)	(14.9)	(35.4)	(62.3)
Net Debt	$ 16.0	$ 56.9	$ 57.0	$ 39.2	$ (37.8)	$ (5.8)	$ (52.4)	$ (38.9)	$ (6.6)	$ (9.9)	$ (66.3)	$ 11.7	$ 37.7	$ (36.2)	$ 23.9	$ 279.2	$ 595.4	$ 639.9
Net income (loss), as reported GAAP	$ 19.4	$ 25.1	$ 33.6	$ 31.0	$ 39.8	$ 11.7	$ (24.1)	$ 28.0	$ 30.1	$ 37.3	$ 50.1	$ 62.3	$ 74.3	$ 129.7	$ 132.9	$ 148.6	$ 146.5	$ 106.0
Add back:																		
Interest expense (net)	3.0	3.1	3.7	4.6	2.6	0.9	0.8	0.2	0.3	0.3	0.4	0.4	1.9	1.7	1.4	6.4	8.8	13.1
Income taxes	11.9	15.7	20.5	19.7	23.6	7.3	(12.3)	17.2	18.2	20.5	27.8	32.8	40.0	69.5	80.0	43.8	44.9	32.7
Depreciation and amortization	7.9	9.3	11.9	15.7	17.6	17.1	18.5	17.1	20.5	25.7	27.5	32.6	41.6	46.2	54.7	67.5	75.4	87.0
EBITDA	$ 42.2	$ 53.3	$ 69.7	$ 71.0	$ 83.5	$ 37.0	$ (17.1)	$ 62.5	$ 69.0	$ 83.8	$ 105.8	$ 128.1	$ 157.9	$ 247.0	$ 269.0	$ 266.3	$ 275.6	$ 238.9
Net Debt to EBITDA ratio	0.38	1.07	0.82	0.55	(0.45)	(0.16)	3.06	(0.62)	(0.10)	(0.12)	(0.63)	0.09	0.24	(0.15)	0.09	1.05	2.16	2.68
Total Debt to Net Income ratio	1.28	2.36	1.85	1.48	0.46	0.24	—	—	—	—	—	0.25	0.67	0.39	0.38	1.98	4.31	6.62

The Leverage Ratio (or Net Debt to EBITDA ratio) is a non-GAAP measure of the use of debt. The Leverage Ratio is calculated by dividing the total of long-term indebtedness, plus current portion of long-term debt, less cash and cash equivalents, by EBITDA. EBITDA, which is also a non-GAAP financial measure, is defined as the trailing twelve months earnings before interest, taxes, depreciation, and amortization.

The Company uses the Leverage Ratio (or Net Debt to EBITDA ratio) as a metric to assess liquidity and the flexibility of its balance sheet. Consistent with other liquidity metrics, the Company monitors the Leverage Ratio as a measure to determine the appropriate level of debt the Company believes is optimal to operate its business, and accordingly, to quantify debt capacity available for strategic capital allocation and deployment through investments in the business (capital expenditures, acquisitions, and strategic investments) and for returning capital to the shareholders (dividends and share repurchases). The priorities for capital allocation and deployment will change as circumstances dictate for the business, and the Leverage Ratio can be significantly impacted by the amount and timing of large expenditures requiring debt financing, as well as changes in profitability.

The Leverage Ratio is a non-GAAP measure and should not be considered an alternative to cash flows provided by operating activities as a measure of liquidity. The Company's calculation of the Leverage Ratio may differ from similar calculations used by other companies, and therefore, comparability may be limited. The GAAP measure of Total Debt to Net Income ratio is calculated by dividing total debt by net income.

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Reconciliation of Non-GAAP Measures

Free cash flow

$ in millions		2014		2015		2016		2017		2018		2019		LTM Q220
Net cash flows provided by operating activities	$	107.0	$	95.0	$	203.4	$	155.1	$	156.6	$	269.5	$	191.5
Less: Capital expenditures		42.5		29.0		44.7		87.2		119.8		58.2		37.0
Free cash flow	$	64.5	$	66.0	$	158.7	$	67.9	$	36.8	$	211.3	$	154.5

Free cash flow is a non-GAAP measure of liquidity, calculated by subtracting capital expenditures from net cash flows provided by operating activities. The Company considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures. A limitation of the utility of free cash flow as a measure of the Company's financial performance and liquidity is that it does not represent the total increase or decrease in the Company's cash balance for the period. In addition, it is important to note that other companies, including companies in the same industry, may not use free cash flow, may calculate free cash flow in a different manner than the Company does, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a comparative measure. A reconciliation of free cash flow to net cash flows provided by operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided above.

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LCI INDUSTRIES 39